UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2011

HIGHLAND BUSINESS SERVICES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34642	20-1607874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15202 N. 8th Drive, Phoenix, Arizona	85023
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 375-0888

Copies of Communications to:
Stoecklein Law Group
Emerald Plaza
402 West Broadway
Suite 690
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On February 2, 2011, the Registrant entered into a reverse triangular merger by and among HGLB Sub Co. (“SUB CO”), a Nevada corporation and wholly owned subsidiary of the Registrant, and Elevate Marketing Group, LLC (“Elevate”), a Utah limited liability company, SUB CO and Elevate being the constituent entities in the merger, whereby the Registrant intends to issue 19,000,000 shares of its 144 restricted common stock (after the completion of a 6:1 forward split) in exchange for 100% of Elevate’s outstanding membership interest. Pursuant to the terms of the merger, SUB CO will be merged with Elevate wherein SUB CO shall cease to exist and Elevate will become a wholly owned subsidiary of the Registrant. Subject to the terms and conditions set forth in the Merger Agreement, the Merger is anticipated to become effective on February 14, 2011.

Pursuant to the terms of the Merger Agreement, concurrent with the closing of the merger, the Registrant shall declare a forward split on the basis of six (6) shares of common stock to be issued for every one (1) share issued and outstanding. Additionally, the officers and board of directors of the Registrant will resign and appoint Wright Thurston, to serve as Chief Executive Officer, President, Secretary, Treasurer, and a Director of the Registrant. Mr. Thurston shall serve as a Director of the Registrant until the next annual meeting of stockholders, or until successors have been elected.

Additionally, the Merger Agreement sets forth conditions that the Registrant shall have obtained a cancellation of 36,000,000 shares of common stock (post 6:1 forward split). After the Merger, it is anticipated that the Registrant will have 24,676,600 shares of common stock issued and outstanding.

The Merger with Elevate, upon closing, will provide the Registrant with the ownership of 100% of Elevate, which is a premier digital services provider with an array of IP and wireless residential services. Elevate Broadband offers wireless residential Internet service with up to 10 mbps service. Elevate also offers a fully integrated suite of home security products and services that include Elevate Interactive, a complete home security management system operated online or through a wireless mobile App. Elevate Entertainment is both an IP based TV and Satellite TV service offered in cooperation with DirecTV™ and DISH Network™. Elevate Mobile provides mobile services that offer the latest smart phone technologies.

A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report and is incorporated in its entirety herein.

Section 8 – Other Events

Item 8.01 Other Events

On February 3, 2011, the Registrant issued a press release announcing its execution of a definitive merger agreement with Elevate Marketing Group, LLC. A copy of the press release is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
2.1	Acquisition Agreement and Plan of Merger (by and among Highland Business Services, Inc., HGLB Sub Co, and Elevate Marketing Group, LLC) dated February 2, 2011.
99.1	Press Release announcing the execution of the merger agreement with Elevate dated February 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLAND BUSINESS SERVICES, INC.

Date: February 4, 2011	By:/s/ Rodger Spainhower
Rodger Spainhower, Chief Executive Officer